Exhibit 5.1

Opinion of Greenberg Traurig, P.A.

January 17, 2017

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, Florida 33487

Ladies and Gentlemen:

We have acted as counsel to SBA Communications Corporation, a Florida corporation (“SBA”), in connection with the automatic shelf registration statement on Form S-3 (No. 333-202477), as amended by Post-Effective Amendment No. 1 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2017 relating to the offering by SBA from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) shares of SBA’s Class A common stock, par value $0.01 per share (“Common Stock”); (ii) shares of SBA’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) senior debt securities of SBA (“Senior Debt Securities”) and subordinated debt securities of SBA (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) each of which may be issued in one or more series; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and/or (v) depositary shares (the “Depositary Shares”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”) and as will be designated by SBA at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Depositary Shares are hereinafter referred to, collectively, as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

a. the Registration Statement;

b. the form of Senior Indenture to be entered into between SBA and U.S. Bank National Association, as trustee (“U.S. Bank”), in the form filed as an exhibit to the Registration Statement;

c. the form of Subordinated Indenture to be entered into between SBA and U.S. Bank in the form filed as an exhibit to the Registration Statement;

d. the Articles of Incorporation of SBA, as amended to the date hereof;

e. the Bylaws of SBA, as currently in effect;

f. certain resolutions adopted by the Board of Directors of SBA (the “Board”) relating to the registration of the Securities and related matters; and

g. such corporate records of SBA, certificates of public officials, officers of SBA and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

GREENBERG TRAURIG, P.A. ● ATTORNEYS AT LAW ● WWW.GTLAW.COM

401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 ● Tel: 954.765.0500 ● Fax 954.765.1477

January 17, 2017

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of SBA and documents furnished to us by SBA without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by SBA and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; we are of opinion that:

1. With respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of SBA upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to shares of any series of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Florida as required under the Florida Business Corporation Act (the “Designation”); and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) U.S. Bank has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (B) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by SBA to U.S. Bank, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of SBA, enforceable against SBA in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Greenberg Traurig, P.A. ● Attorneys at Law ● WWW.GTLAW.COM

January 17, 2017

4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by SBA and the warrant agent appointed by SBA, and the depositary appointed by SBA, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of SBA upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

5. Assuming that a Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, when (A) the Deposit Agreement has been duly executed and delivered, (B) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon SBA and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over SBA, (C) the Preferred Stock relating to such Depositary Shares has been duly and properly authorized for issuance and articles supplementary to the Articles of Incorporation of SBA classifying such Preferred Stock and setting forth the terms thereof have been filed and accepted for record, (D) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and (E) the receipts evidencing such Depositary Shares have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, such receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.

Greenberg Traurig, P.A. ● Attorneys at Law ● WWW.GTLAW.COM